Exhibit 99.1

Crown’s Fiber Optics Division Adds Third Customer Expanding US Presence

Total Project Value Estimated at up to $30 Million with Leading Infrastructure Solutions Provider Expanding Crown’s Customer Base and Geographic Coverage to the Southwest Complementing Multi-State Operations Already in the Great Lakes and Northwest.

Los Angeles, California, March 27, 2023 (GLOBE NEWSWIRE) -- Crown Electrokinetics Corp. (NASDAQ: CRKN) (“Crown” or the “Company”), a leading smart glass technology company and an expert in both designing and installing distributed antenna systems (DAS) and constructing fiber optic networks, today announced that it has entered into an agreement with a leading infrastructure solutions provider.

Crown Fiber Optics’ new customer is a leading provider of engineering, construction, program and project management to the telecommunications and utility industries.

Doug Croxall, Crown CEO and Chairman stated, “We are excited to announce the acquisition of our third customer, the second in as many months. We estimate that this multi-phased project may generate up to $30 million of revenue for Crown. We are continuing to expand not only within our existing customers’ footprint, but also by adding more customers in the near future.”

About Crown Electrokinetics

Crown is a smart glass technology company and the creator of our Smart Window Insert and an expert in both designing and installing distributed antenna systems (DAS) and constructing fiber optic networks.

Safe Harbor Statement:

Statements in this news release may be “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

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Crown Electrokinetics

IR Email: info@crownek.com

Source: Crown Electrokinetics: www.crownek.com